Calculation of Filing Fee Tables
S-8
Sensei Biotherapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, reserved for future issuance pursuant to the Registrant's 2021 Equity Incentive Plan	Other	50,467	$ 20.48	$ 1,033,564.16	0.0001381	$ 142.74
2	Equity	Common Stock, par value $0.0001 per share, reserved for future issuance pursuant to the Registrant's 2021 Employee Share Purchase Plan	Other	12,616	$ 17.41	$ 219,644.56	0.0001381	$ 30.34
3	Equity	Common Stock, par value $0.0001 per share, for outstanding options under Faeth Therapeutics, Inc. 2019 Stock Incentive Plan	Other	252,210	$ 1.34	$ 337,961.40	0.0001381	$ 46.68
4	Equity	Common Stock, par value $0.0001 per share, for options granted as inducement awards outside of any plan	Other	2,486,326	$ 27.36	$ 68,025,879.36	0.0001381	$ 9,394.38
5	Equity	Common stock, $0.0001 par value per share, reserved for future issuance pursuant to the Registrant's 2026 Inducement Plan	Other	450,000	$ 20.48	$ 9,216,000.00	0.0001381	$ 1,272.73
Total Offering Amounts:						$ 78,833,049.48		$ 10,886.87
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,886.87
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Sensei Biotherapeutics, Inc. (the "Registrant") that become issuable under the Registrant's 2021 Equity Incentive Plan (the "2021 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock that were added to the shares reserved for future issuance under the 2021 Plan on January 1, 2026, pursuant to an evergreen provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, in an amount equal to 4% of the total number of shares of the Registrant's common stock outstanding on December 31st of the immediately preceding year, except that, before the date of any such increase, the Registrant's board of directors may determine that the increase for such year will be a lesser number of shares. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 50,467 shares of common stock reserved for grant under the 2021 Plan are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $20.48 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on May 14, 2026 as reported on the Nasdaq Capital Market.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2021 Employee Stock Purchase Plan (the "2021 ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock that were added to the shares reserved for future issuance under the 2021 ESPP on January 1, 2026, pursuant to an evergreen provision contained in the 2021 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, in an amount equal to 1% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, except that, before the date of any such increase, the Registrant's board of directors may determine that the increase for such year will be less than the amount set forth above. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 12,616 shares of common stock reserved for grant under the 2021 ESPP are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $17.41 which is the average of the high and low selling prices per share of the Registrant's common stock on May 14, 2026 as reported on the Nasdaq Capital Market multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Faeth Therapeutics, Inc. 2019 Stock Incentive Plan (the "2019 SIP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock reserved for issuance upon the exercise of outstanding stock options granted under the 2019 SIP. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 252,210 shares of common stock reserved for issuance upon the exercise of outstanding stock options granted under the 2019 SIP are made pursuant to Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee, and are calculated using the weighted-average exercise price of such stock options of $1.34 per share.

[4]	Represents shares of common stock issuable upon the exercise of outstanding stock options granted outside of any equity compensation plan as an inducement material to the new employees entering into employment with the Registrant, in accordance with Nasdaq Listing Rule 5635(c)(4). Pursuant to Rule 416(a) promulgated under the Securities Act, this registration statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction with respect to the shares of common stock being registered pursuant to this registration statement. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 2,486,326 shares of common stock reserved for issuance upon the exercise of such outstanding stock options are made pursuant to Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee, and are calculated using the weighted-average exercise price of such stock options of $27.36 per share.

[5]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2023 Inducement Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 450,000 shares of common stock reserved for grant under the Inducement Plan are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $20.48 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on May 14, 2026 as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources